Exhibit 10.18
CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY [***], HAS BEEN OMITTED BECAUSE THE INFORMATION IS BOTH (I) NOT MATERIAL AND (II) IS THE TYPE THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL.

December 12, 2024

Roualet Global LLC
[***]

Re:    Consulting Agreement - Extension

Dear Mark:

This letter confirms the mutual agreement of the Parties to continue under the terms of the Consulting Agreement effective May 1, 2024, for an additional six-month term, expiring June 30, 2025. All other terms of the Consulting Agreement will remain the same.

Sincerely,

General Dynamics Corporation

By:     /s/ Shane Berg
Shane Berg
Senior Vice President, Human Resources & Administration

Accepted and agreed this 12th day of December, 2024:

By:    /s/ Mark C. Roualet
    Mark C. Roualet